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                                                          Exhibit (21)(a)


                  SUBSIDIARIES OF CMS ENERGY CORPORATION
                           at December 31, 1995


                                        Percent Voting
                                         Stock Owned
                                        by CMS Energy       Incorporated
                                        --------------      ------------

Consumers Power Company ("CPCo")             100               Michigan

  Michigan Gas Storage Company                0                Michigan
  (100% Owned by CPCo)*

CMS Enterprises Company                      100               Michigan



* Subject to regulation by FERC
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